SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) June 14, 2013; (June 14, 2013)

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2013, the Company held its annual meeting of stockholders in Norcross, Georgia.  As of the record date, April 16, 2013, there were 65,492,293 shares of Common Stock entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 53,900,853 votes representing 82.3 percent of the total shares of Common Stock entitled to vote at the meeting.

The purpose of the meeting was to elect seven directors, approve the compensation of the Company’s named executive officers, to set the frequency of future stockholder votes to approve the compensationof the Company’s named executives and to ratify the appointment of UHY, LLP as the Company’s independent auditors for fiscal year 2013. The following table sets forth the results of the vote on the matters:

Proposal	Vote type	Voted
Mark L. Faupel, Ph.D.	For	23,001,770.00
	Against	7,170,076.00
	Abstain	498,706.00
	Non Votes	23,230,301.00

Ronald W. Allen	For	22,923,988.00
	Against	7,105,948.00
	Abstain	640,616.00
	Non Votes	23,230,301.00

Ronald W. Hart, Ph.D.	For	23,516,433.00
	Against	6,650,413.00
	Abstain	503,706.00
	Non Votes	23,230,301.00

John E. Imhoff, M.D.	For	29,344,741.00
	Against	602,218.00
	Abstain	723,593.00
	Non Votes	23,230,301.00

Michael C. James	For	14,402,154.00
	Against	15,994,205.00
	Abstain	274,193.00
	Non Votes	23,230,301.00

Jonathan M. Niloff, M.D.	For	22,720,408.00
	Against	6,704,902.00
	Abstain	1,245,242.00
	Non Votes	23,230,301.00

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Linda Rosenstock, M.D.	For	23,294,472.00
	Against	6,671,505.00
	Abstain	704,575.00
	Non Votes	23,230,301.00

Executive Compensation	For	29,055,468.00
	Against	1,504,040.00
	Abstain	111,044.00
	Non Votes	23,230,301.00

Frequency of Compensation	1 Year	28,876,621.00
	2 Years	287,860.00
	3 Years	1,405,499.00
	Abstain	100,572.00
	Non Votes	23,230,301.00

Auditors	For	51,222,946.00
	Against	2,139,112.00
	Abstain	538,795.00
	Non Votes	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

	By:	/s/ Mark L. Faupel, Ph.D.
Mark L. Faupel, Ph.D.
CEO & President
Date: June 14, 2013

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